Exhibit 99.1

Aeluma Provides Second Quarter of Fiscal Year 2025 Results and
Raises Revenue Guidance

Reports Record Second Quarter with Revenue Growth over 500%

Raises Revenue Outlook for Fiscal Year 2025 by 10%

GOLETA, CA – February 10, 2025 – Aeluma, Inc. (OTCQB:ALMU), a semiconductor company specializing in high performance, scalable technologies for mobile, automotive, AI, defense & aerospace, communication and quantum computing, today provided a corporate update and announced financial results for the second quarter of fiscal 2025, which ended December 31, 2024.

Recent Company Highlights

●	Record Revenue: Recognized record high quarterly revenue of $1.6 million, growing over 500% year-over-year, reflecting continued strategic growth across government and commercial contracts

●	NASA Contract Announcement: Secured NASA contract to advance quantum dot photonic integrated circuits for aerospace and AI applications

●	Growing Revenue Backlog: Strengthened revenue pipeline through multiple high-impact government and commercial agreements

●	Silicon Photonics Momentum: Joined AIM Photonics as full industry member in an effort to accelerate quantum dot laser technology for silicon photonics

●	Intellectual Property Expansion: Filed two new patent applications for quantum computing and sensing

●	Optica Membership and Leadership: Announced Optica corporate membership and CEO Jonathan Klamkin’s Industry Vice Chair role the Advanced Photonics Congress

●	Magazine Article Publication: Published article in Compound Semiconductor Magazine highlighting Aeluma’s scalable, high-performance semiconductor technology

●	Media Appearance: CEO Jonathan Klamkin appeared on Schwab Network to discuss semiconductor advancements for AI, Quantum Computing and Sensing

●	Technical Milestone Achieved: Completed a key technical milestone for an ongoing commercial development contract

●	New Contract Negotiations: Entered negotiations for additional development contracts with potential to be executed within the next fiscal quarter

●	SPIE Photonics West Showcase: Highlighted innovative technologies at SPIE Photonics West Exhibition in San Francisco, California

Management Commentary

“Aeluma’s second-quarter performance underscores the potential for our high-performance semiconductor technologies, with revenue reaching $1.6 million, driven by strategic execution of government and commercial contracts,” said Jonathan Klamkin, Ph.D., Founder and CEO of Aeluma. “Our advancements in quantum dot photonic circuits and scalable sensing solutions position us as a leader in next-generation applications across AI, quantum computing, aerospace & defense, AR/VR, automotive, health, and mobile. With a strong IP portfolio and ongoing momentum, we are focused on scaling our business to meet the evolving needs of dynamic, high-growth markets.”

Financial Results

For the quarter ended December 31, 2024, revenue was $1.6 million, compared to $263 thousand in the same quarter last year, and $481 thousand in the prior quarter.

The company incurred a net loss of $2.9 million, or ($0.24) per basic and diluted share, for the quarter ended December 31, 2024, compared to a net loss of $1.1 million, or ($0.09) per basic and diluted share, for the same quarter last year, and a net loss of $730 thousand, or ($0.06) per basic and diluted share, in the prior quarter. Non-GAAP income was $546 thousand for the quarter ended December 31, 2024.

Adjusted EBITDA for the quarter ended December 31, 2024 was $648 thousand, compared to ($924) thousand for the same quarter last year, and ($457) thousand in the prior quarter.

The Company had $3.1 million in cash and cash equivalents as of December 31, 2024, compared to $3.5 million as of September 30, 2024 and $2.4 million as of December 31, 2023.

The total number of shares outstanding was 12,242,481 as of December 31, 2024.

Revenue Guidance

For the full year of fiscal 2025, Aeluma now expects revenue of approximately $4.4-4.6 million, a 10% increase from its previous guidance provided on September 24, 2024. This upward revision reflects confidence in the company’s growth trajectory, supported by strong contract performance and expanding market opportunities.

These statements are forward looking and actual results may differ materially. Refer to the Forward-Looking Statements section below for information on the factors that could cause our actual results to differ materially from these forward-looking statements.

Note about Non-GAAP Financial Measures

This press release includes and makes reference to certain non-GAAP financial measures. The presentation of this financial information is not intended to be considered in isolation or as a substitute for the financial information prepared and presented in accordance with GAAP. Aeluma believes that the presentation of non-GAAP financial measures provides important supplemental information to management and investors regarding financial and business trends relating to the Company’s financial condition and results of operations. Aeluma believes that these non-GAAP financial measures provide additional insight into Aeluma’s ongoing performance and core operational activities and has chosen to provide these measures for more consistent and meaningful comparison between periods. These measures should only be used to evaluate Aeluma’s results of operations in conjunction with the corresponding GAAP measures. The non-GAAP results exclude the effect of stock-based compensation, depreciation and amortization.

This press release includes non-GAAP financial measures, including:

●	Non-GAAP net income, which is defined as GAAP net loss plus stock-based compensations, amortization of discount on convertible notes and changes in fair value of derivative liabilities; and

●	Adjusted EBITDA, defined as non-GAAP net loss plus depreciation and amortization expenses, less interest income.

A reconciliation between GAAP and non-GAAP financial results is provided in the financial statements portion of this press release.

About Aeluma, Inc.

Aeluma (www.aeluma.com) develops novel optoelectronics for sensing and communication applications. Aeluma has pioneered a technique to manufacture semiconductor chips using high-performance compound semiconductor materials on large-diameter substrates that are commonly used for mass-market microelectronics. The technology has the potential to enhance performance and scale manufacturing, both of which are critical for emerging applications. Aeluma is developing a streamlined business model from its headquarters in Santa Barbara, California that has a state-of-the-art manufacturing cleanroom. Its transformative semiconductor chip technology may impact a variety of markets including automotive LiDAR, mobile, defense & aerospace, AR/VR, AI, quantum, and communication. Aeluma differentiates itself with unique semiconductor manufacturing capability, proprietary technology, the ability to perform rapid prototyping, and a broad set of product offerings.

Forward-Looking Statements

All statements in this press release that are not historical are forward-looking statements, including, among other things, statements relating to the Company’s expectations regarding its market position and market opportunity, expectations and plans as to its product development, manufacturing and sales, and relations with its partners and investors. These statements are not historical facts but rather are based on the Company’s current expectations, estimates, and projections regarding its business, operations and other similar or related factors. Words such as “may,” “will,” “could,” “would,” “should,” “anticipate,” “predict,” “potential,” “continue,” “expect,” “intend,” “plan,” “project,” “believe,” “estimate,” and other similar or related expressions are used to identify these forward-looking statements, although not all forward-looking statements contain these words. You should not place undue reliance on forward-looking statements because they involve known and unknown risks, uncertainties, and assumptions that are difficult or impossible to predict and, in some cases, beyond the Company’s control. Actual results may differ materially from those in the forward-looking statements as a result of a number of factors, including those described in the Company’s filings with the Securities and Exchange Commission. The Company undertakes no obligation to revise or update information in this release to reflect events or circumstances in the future, even if new information becomes available.

Company

Aeluma, Inc.

(805) 351-2707

info@aeluma.com

Investor Contact:

Bishop IR

Mike Bishop

(415) 894-9633

ir@aeluma.com

Aeluma, Inc. and Subsidiary

Consolidated Balance Sheets (unaudited)

	December 31, 2024	September 30, 2024	December 31, 2023
Assets
Current assets:
Cash and cash equivalents	$3,063,059	$3,502,520	$2,423,054
Accounts receivable	1,324,632	322,189	192,992
Deferred compensation, current portion	6,171	13,152	27,925
Prepaids and other current assets	136,307	189,129	155,647
Total current assets	4,530,169	4,026,990	2,799,618
Property and equipment:
Equipment	1,572,291	1,533,131	1,373,946
Leasehold improvements	546,864	546,864	546,864
Accumulated depreciation	(809,436)	(708,005)	(430,728)
Property and equipment, net	1,309,719	1,371,990	1,490,082
Intangible assets	5,333	6,083	8,333
Right of use asset - facility	899,623	930,782	1,012,342
Deferred compensation, long term portion	-	-	6,171
Other assets	13,014	13,014	13,014
Total assets	$6,757,858	$6,348,859	$5,329,560

Liabilities and stockholders’ equity
Current liabilities:
Accounts payable	$182,932	$238,100	$162,823
Accrued expenses and other current liabilities	172,414	215,288	163,900
Lease liability, current portion	133,460	131,090	124,145
Total current liabilities	488,806	584,478	450,868
Lease liability, long term portion	873,276	907,407	1,006,736
Derivative liabilities	5,048,174	2,046,695	-
Convertible notes, net	1,379,690	1,096,646	-
Total liabilities	7,789,946	4,635,226	1,457,604
Commitments and contingencies	-	-	-
Stockholders’ equity:
Preferred stock	-	-	-
Common stock	1,224	1,218	1,217
Additional paid-in capital	16,215,492	16,066,395	15,543,634
Accumulated deficit	(17,248,804)	(14,353,980)	(11,672,895)
Total stockholders’ equity	(1,032,088)	1,713,633	3,871,956
Total liabilities and stockholders’ equity	$6,757,858	$6,348,859	$5,329,560

Aeluma, Inc. and Subsidiary

Consolidated Statements of Operations (unaudited)

	Three Months Ended			Six Months Ended
	December 31, 2024	September 30, 2024	December 31, 2023	December 31, 2024	December 31, 2023
Revenue	$1,612,519	$480,735	$262,992	$2,093,254	$295,392
Operating expenses:
Cost of revenue	584,549	314,575	136,767	899,124	151,906
Research and development	268,061	401,074	651,099	669,135	1,485,968
General and administrative	370,311	496,466	603,925	866,777	1,269,028
Total expenses	1,222,921	1,212,115	1,391,791	2,435,036	2,906,902
Loss from operations	389,598	(731,380)	(1,128,799)	(341,782)	(2,611,510)
Other income (expense):
Interest income	101	102	279	203	681
Amortization of discount on convertible notes	(283,043)	(144,776)	-	(427,819)	-
Changes in fair value of derivative liabilities	(3,001,480)	146,435	-	(2,855,045)	-
Total other income (expense), net	(3,284,422)	1,761	279	(3,282,661)	681
Loss before income tax expense	(2,894,824)	(729,619)	(1,128,520)	(3,624,443)	(2,610,829)
Income tax expense	-	-	-	-	-
Net loss	$(2,894,824)	$(729,619)	$(1,128,520)	$(3,624,443)	$(2,610,829)
Net loss per share - basic and diluted	$(0.24)	$(0.06)	$(0.09)	$(0.30)	$(0.21)
Book value per share	$(0.08)	$0.14	$0.32	$(0.08)	$0.32

Aeluma, Inc. and Subsidiary

Reconciliation of GAAP and Non-GAAP Net Income (Loss) (unaudited)

	Three Months Ended			Six Months Ended
	December 31, 2024	September 30, 2024	December 31, 2023	December 31, 2024	December 31, 2023
GAAP net loss	$(2,894,824)	$(729,619)	$(1,128,520)	$(3,624,443)	$(2,610,829)
Non-GAAP adjustments:
Stock-based compensation - stock option	149,103	167,091	135,919	316,194	376,496
Consulting and advisory - restricted stock award	6,981	6,981	6,981	13,962	18,938
Amortization of discount on convertible notes	283,043	144,776	-	427,819	-
Changes in fair value of derivative liabilities	3,001,480	(146,435)	-	2,855,045	-
Total adjustments to GAAP net loss	3,440,607	172,413	142,900	3,613,020	395,434
Non-GAAP net income (loss)	$545,783	$(557,206)	$(985,620)	$(11,423)	$(2,215,395)
Depreciation & amortization	102,181	100,125	61,999	202,306	131,783
Interest income	(101)	(102)	(279)	(203)	(681)
Adjusted EBITDA	$647,863	$(457,183)	$(923,900)	$190,680	$(2,084,293)

GAAP net loss per share - basic and diluted	$(0.24)	$(0.06)	$(0.09)	$(0.30)	$(0.21)
Non-GAAP adjustments	0.28	0.01	0.01	0.30	0.03
Non-GAAP net income (loss) per share - basic and diluted	$0.04	$(0.05)	$(0.08)	$-	$(0.18)

Aeluma, Inc. and Subsidiary

Consolidated Statements of Cash Flows (unaudited)

	Six Months Ended December 31,
	2024	2023
Operating activities:
Net loss	$(3,624,443)	$(2,610,829)
Adjustments to reconcile net loss to net cash used in operating activities:
Amortization of deferred compensation	13,962	18,938
Stock-based compensation expense	316,194	376,496
Depreciation and amortization expense	202,306	131,783
Amortization of discount on convertible notes	427,819	-
Changes in fair value of derivative liabilities	2,855,045	-
Changes in operating assets and liabilities:
Accounts receivable	(1,264,628)	(3,753)
Prepaids and other current assets	(114,670)	(135,704)
Accounts payable	(134,305)	(298,974)
Accrued expenses and other current liabilities	(9,496)	41,698
Net cash used in operating activities	(1,332,216)	(2,480,345)
Investing activities:
Purchase of equipment	(40,797)	(164,290)
Net cash used in investing activities	(40,797)	(164,290)
Financing activities:
Repurchase of common stock	-	(4,001)
Proceeds from note issuance	3,145,000	-
Net cash provided by (used in) financing activities	3,145,000	(4,001)
Net change in cash	1,771,987	(2,648,636)
Cash, beginning of period	1,291,072	5,071,690
Cash, end of period	$3,063,059	$2,423,054